EXHIBIT 99.1

FOR RELEASE 6:00 AM ET, October 27, 2022

Contact:    Robert S. Tissue, Executive Vice President & CFO

Telephone:    (304) 530-0552

Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS THIRD QUARTER 2022 EPS OF $1.11 ON CONTINUED STRONG LOAN AND REVENUE GROWTH

MOOREFIELD, WV – October 27, 2022 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported financial results for the third quarter of 2022, including continued strong earnings on growth in loans and total revenue.

The Company, which serves commercial and individual clients across West Virginia, the Washington D.C. metropolitan area, Virginia and Kentucky through Summit Community Bank, Inc., reported net income applicable to common shares of $14.2 million, or $1.11 per diluted share, for the third quarter of 2022, as compared to $11.8 million, or $0.92 per diluted share, for the second quarter of 2022 and $12.0 million, or $0.92 per diluted share, for the third quarter of 2021.

“Third quarter results included annualized double-digit loan growth and our fourth consecutive quarter of record net interest income growth and margin expansion,” said H. Charles Maddy, III, President and Chief Executive Officer. “Our asset quality metrics remain very solid and continue to demonstrate the quality of the underwriting practices of our bankers while we cultivate the relationships from our robust commercial lending pipelines. I am particularly gratified by the continued increases in our tangible book value per common share, despite a challenging interest rate environment. The strength of our balance sheet, operating results and profitability positions us to continue our growth trajectory through fourth quarter 2022 and into 2023.”

Highlights for Q3 2022

•	Total loans of $2.9 billion, excluding mortgage warehouse lines of credit and Paycheck Protection Program (“PPP”) lending, increased 2.7 percent, or 10.9 percent annualized, during the quarter and 21.5 percent since September 30, 2021.

•	Net interest income increased 10.2 percent compared to the linked quarter principally due to higher market rates, and increased 21.7 percent from the year-ago period, primarily due to loan growth.

•

Net interest margin (“NIM”) increased 18 basis points to 3.84 percent from the linked quarter and 37 basis points from the year-ago quarter, as increased yields on interest earning assets were partially offset by increased cost of deposits and other funding.

•	Total noninterest expense increased to $19.2 million in the quarter, up 9.2 percent from the linked quarter primarily due to deferred director compensation expense of $830,000 in Q3 compared to $726,000 deferred director compensation income in the linked quarter and up 10.8 percent from the year-ago quarter, as salary and benefits increases and deferred director compensation increases were largely offset by disciplined management of other operating costs.

•	Annualized non-interest expense increased to 2.01 percent of average assets compared 1.91 percent of average assets for the linked quarter, and remained unchanged from the year-ago period.

•	Achieved an efficiency ratio of 47.95 percent compared to 47.45 percent in Q2 2022 and 49.52 percent in the year-ago quarter.

•

Incurred $1.50 million provision for credit losses in the quarter increasing period-end allowance for loan credit losses to $36.8 million, or 1.19 percent of total loans and 399.5 percent of nonperforming loans.

•	Foreclosed property held for sale declined by 2.4 percent during the quarter and 58.3 percent from the year-ago quarter to $5.19 million or 0.13 percent of assets at period end.

•	Nonperforming assets (“NPAs”) improved to 0.37 percent of total assets at period end, excluding restructured assets, down 6 basis points during the quarter and 30 basis points from September 30, 2021.

•	Tangible book value per common share (“TBVPCS”) increased $0.62 to $20.69 during the quarter, despite unrealized net losses on debt securities available for sale (“AFS”) of $0.95 per common share (net of deferred income taxes) recorded in Other Comprehensive Income (“OCI”), partially offset by increases in the fair values of derivative financial instruments hedging against higher interest rates totaling $0.62 per common share (net of deferred income taxes) also recorded in OCI. Year-to-date for 2022, Summit’s TBVPCS has increased 5.89 percent, while for the vast majority of our peers TBVPCS has declined, and in some cases significantly so, during the same period.

Results from Operations

Net interest income grew to $34.1 million in the third quarter of 2022, an increase of 10.2 percent from the linked quarter and 21.7 percent from the prior-year third quarter. NIM for third quarter 2022 was 3.84 percent compared to 3.66 percent for the linked quarter and 3.47 percent for the year-ago quarter. Excluding the impact of accretion and amortization of fair value acquisition accounting adjustments, Summit’s net interest margin would have been 3.81 percent for the third quarter of 2022, 3.62 percent for the linked quarter and 3.41 percent for the year-ago period.

Noninterest income, consisting primarily of service fee income from community banking activities and trust and wealth management fees, for third quarter 2022 was $4.89 million compared to $3.86 million for the linked quarter and $4.57 million for the comparable period of 2021. The Company recorded realized securities losses on debt securities of $242,000 in the third quarter of 2022 and $289,000 in the linked quarter. In addition, the Company recognized a gain on equity investments of $283,000 in third quarter 2022 compared to a loss of $669,000 in the linked quarter.

Mortgage origination revenue increased to $538,000 in the third quarter of 2022 compared to $317,000 in the linked quarter and $742,000 for the year-ago period.  Mortgage origination revenue for third quarter 2022 includes an increase in the fair value of mortgage servicing rights of $318,000.

Excluding gains and losses on debt securities and equity investments, noninterest income was $4.85 million for third quarter 2022 compared to $4.81 million for Q2 2022 and $4.64 million in the year-ago quarter primarily as result of higher deposit service charges and bank card fees.

Revenue from net interest income and noninterest income, excluding gains and losses on debt securities and equity investments, grew to $39.0 million, up 8.9 percent from $35.8 million in the linked quarter and 19.2 percent from $32.7 million in the year-ago quarter. Revenue, excluding gains and losses on debt securities and equity investments, for the first nine months of 2022, grew to $108.6 million, up 14.6 percent from the first nine months of 2021, outpacing the 6.3 percent noninterest expense increase recorded for the comparable nine-month period.

Total noninterest expense increased to $19.2 million in the third quarter of 2022, up 9.2 percent from $17.6 million in the linked quarter and 10.8 percent from $17.3 million for the prior-year third quarter. The sequential-quarter increase in total noninterest expense, primarily on higher salary and benefits expenses and deferred director compensation expense, reflected modest fluctuations in most other categories of operating costs.

Salary and benefit expenses of $10.2 million in the third quarter of 2022 increased from $10.0 million for the linked quarter and $8.75 million during the year-ago period. Higher group health insurance premiums and increased accruals for anticipated 2022 performance bonuses account for the primary reasons for the increases.

Net losses and expenses on foreclosed properties declined to $26,000 during third quarter 2022 compared to $141,000 in the linked quarter and $370,000 in the year-ago period.

Other expenses were $3.83 million for Q3 2022 compared to $2.36 million for the linked quarter and $2.72 million in the year-ago period.  The increase in other expenses was primarily from an increase in deferred director compensation plan-related expense to $830,000 during the third quarter of 2022 compared to $726,000 plan-related income during the second quarter of 2022 and plan-related expense of $72,000 in the year-ago quarter. For the first nine month period of 2022, deferred director compensation plan-related income totaled $296,000 compared to plan related expense of $498,000 for the same period of 2021. During Q3 2022, we purchased investments to hedge the changes in the Plan participants’ phantom investments which should serve to significantly reduce the period-to-period volatility of the Plan’s impact on the Company’s statements of income.

Summit’s efficiency ratio was to 47.95 percent in the third quarter of 2022 compared to 47.45 percent in the linked quarter and 49.52 percent for the year-ago period. Non-interest expense to average assets was 2.01 percent in both the third quarter of 2022 and 2021 and was 1.91 percent in the linked quarter.

Balance Sheet

As of September 30, 2022, total assets were $3.9 billion, an increase of $310.6 million, or 8.7 percent, since December 31, 2021 and an increase of $378.3 million, or 10.8 percent, since September 30, 2021.

Total loans net of unearned fees grew to $3.1 billion on September 30, 2022, up 3.3 percent  (or 13.2 percent annualized) during the quarter, and up 20.4 percent from September 30, 2021. Excluding PPP and mortgage warehouse lending, total loans grew to $2.9 billion on September 30, 2022, up 2.73 percent (or 10.9 percent annualized) during the third quarter and up 14.2 percent year-to-date and 21.5 percent since September 30, 2021.

Total commercial loans, including commercial and industrial (C&I) and commercial real estate (CRE) but excluding PPP lending, grew to $1.9 billion on September 30, 2022, up 1.4 percent during the third quarter, 14.2 percent year-to-date and 24.0 percent since September 30, 2021.

Residential real estate and consumer lending totaled $577.5 million on September 30, 2022, up 2.6 percent during the third quarter, 1.7 percent year-to-date and 1.2 percent from September 30, 2021.

As of September 30, 2022, PPP balances were paid down to $1.99 million and mortgage warehouse lines of credit, sourced solely from a participation arrangement with a large regional bank, totaled $194.7 million compared to $171.4 million at June 30, 2022 and $161.6 million at the year-ago period end.

Deposits totaled $3.1 billion on September 30, 2022, a 4.5 percent (or 17.9 percent annualized) increase during the third quarter, a 5.6 percent increase year-to-date and a 5.1 percent increase since September 30, 2021. Core deposits increased 5.1 percent during third quarter 2022 to $3.0 billion, and increased 6.0 percent year-to-date and 5.6 percent since September 30, 2021.  Changes in core deposits by category are as follows:

•	Non-interest bearing deposit accounts increased $18.3 million or 3.0 percent in the third quarter of 2022 and increased $43.5 million or 7.6 percent since September 30, 2021.
•	Interest bearing checking accounts grew $237.3 million or 19.2 percent in the third quarter of 2022 and $354.6 million or 31.6 percent since September 30, 2021.
•	Savings accounts declined $62.2 million or 9.6 percent in the third quarter of 2022 and $110.8 million or 16.0 percent since September 30, 2021.
•	Core time deposits declined $47.9 million or 12.4 percent in the third quarter of 2022 and $128.4 million or 27.5 percent since September 30, 2021.

Total shareholders’ equity was $341.7 million as of September 30, 2022 compared to $327.5 million at December 31, 2021 and $323.3 million at September 30, 2021. Summit paid a quarterly common dividend of $0.20 per share in Q3 2022, representing an 11.1 percent increase compared to the $0.18 per share paid in Q2 2022.

Year-to-date 2022, TBVPCS has increased $1.15 to $20.69. TBVPCS was negatively impacted during the first nine months of 2022 by unrealized net losses on AFS debt securities of $3.21 per common share (net of deferred income taxes) recorded in OCI.  However, these losses were partially offset by increased fair values of interest rate caps and swaps (also recorded in OCI) held as hedges against higher interest rates totaling $1.86 per common share (net of deferred income taxes), in the same period.

Summit had 12,774,645 outstanding common shares at the end of the third quarter of 2022 compared to 12,743,125 at year-end 2021.

As announced in the first quarter of 2020, the Board of Directors authorized the open market repurchase of up to 750,000 shares of the issued and outstanding shares of Summit's common stock, of which 323,577 shares have been repurchased to date. The timing and quantity of stock purchases under this repurchase plan are at the discretion of management. During the third quarter of 2022, no shares of Summit’s common stock were repurchased under the Plan.

Asset Quality

Net loan charge-offs (“NCOs”) declined to $8,000 in the third quarter of 2022. NCOs of $159,000 represented 0.02 percent of average loans annualized in the linked quarter and $370,000 or 0.06 percent of average loans annualized in the year-ago period.

Summit recorded a $1.50 million provision for credit losses in the third quarter of 2022, reflecting reserve build to support the Company’s significant loan growth and increasing forecasted economic uncertainty. The provision for credit losses was $2.00 million for the linked quarter and no provision was recorded for the year-ago quarter.

Summit’s allowance for loan credit losses was $36.8 million on September 30, 2022, $35.1 million at the end of the linked quarter, and $32.4 million on September 30, 2021.

The allowance for loan credit losses stood at 1.19 percent of total loans at September 30, 2022 compared to 1.18 percent at the end of the linked quarter, and 1.27 percent at September 30, 2021. The allowance was 399.5 percent of nonperforming loans at September 30, 2022, compared to 254.4 percent at year-end 2021 and 291.6 percent at September 30, 2021.

Summit’s allowance for credit losses on unfunded loan commitments was $7.60 million on September 30, 2022, $7.79 million at the end of the linked quarter and $5.86 million on September 30, 2021. The allowance for credit losses on unfunded loan commitments decreased $195,000 during the most recent quarter primarily due to a decrease in unfunded commitments for the period.

As of September 30, 2022, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties and repossessed assets, totaled $14.4 million, or 0.37 percent of assets, compared to NPAs of $16.3 million, or 0.43 percent of assets at the linked quarter-end, $22.6 million or 0.63 percent of assets at year-end 2021 and $23.6 million, or 0.67 percent of assets at the end of third quarter 2021.

About the Company

Summit Financial Group, Inc. is the $3.9 billion financial holding company for Summit Community Bank, Inc. Its talented bankers serve commercial and individual clients throughout West Virginia, the Washington, D.C. metropolitan area, Virginia, and Kentucky. Summit’s focus on in-market commercial lending and providing other business banking services in dynamic markets is designed to leverage its highly efficient operations and core deposits in strong legacy locations. Residential and consumer lending, trust and wealth management, and other retail financial services are offered through convenient digital and mobile banking platforms, including MySummitBank.com and 44 full-service branch locations. More information on Summit Financial Group, Inc. (NASDAQ: SMMF), headquartered in West Virginia’s Eastern Panhandle in Moorefield, is available at SummitFGI.com

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include: the effect of the COVID-19 pandemic, including the negative impacts and disruptions on the communities we serve, and the domestic and global economy, which may have an adverse effect on our business; current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; fiscal and monetary policies of the Federal Reserve; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; the successful integration of operations of our acquisitions; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Quarterly Performance Summary (unaudited) -- Q3 2022 vs Q3 2021

	For the Quarter Ended		Percent
Dollars in thousands	09/30/2022	09/30/2021	Change
Statements of Income
Interest income
Loans, including fees	$38,784	$28,416	36.5%
Securities	3,497	2,348	48.9%
Other	170	118	44.1%
Total interest income	42,451	30,882	37.5%
Interest expense
Deposits	6,140	1,832	235.2%
Borrowings	2,198	1,013	117.0%
Total interest expense	8,338	2,845	193.1%

Net interest income	34,113	28,037	21.7%
Provision for credit losses	1,500	—	n/a
Net interest income after provision for credit losses	32,613	28,037	16.3%

Noninterest income
Trust and wealth management fees	725	718	1.0%
Mortgage origination revenue	538	742	-27.5%
Service charges on deposit accounts	1,550	1,338	15.8%
Bank card revenue	1,639	1,509	8.6%
Gains on equity investments	283	—	n/a
Realized (losses) on debt securities	(242)	(68)	255.9%
Bank owned life insurance and annuity income	229	160	43.1%
Other income	165	168	-1.8%
Total noninterest income	4,887	4,567	7.0%
Noninterest expense
Salaries and employee benefits	10,189	8,745	16.5%
Net occupancy expense	1,301	1,254	3.7%
Equipment expense	1,851	1,908	-3.0%
Professional fees	372	374	-0.5%
Advertising and public relations	276	254	8.7%
Amortization of intangibles	354	390	-9.2%
FDIC premiums	292	354	-17.5%
Bank card expense	726	705	3.0%
Foreclosed properties expense, net of (gains)/losses	26	370	-93.0%
Acquisition-related expenses	—	273	-100.0%
Other expenses	3,834	2,716	41.2%
Total noninterest expense	19,221	17,343	10.8%
Income before income taxes	18,279	15,261	19.8%
Income tax expense	3,856	3,023	27.6%
Net income	14,423	12,238	17.9%
Preferred stock dividends	225	225	0.0%

Net income applicable to common shares	$14,198	$12,013	18.2%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Quarterly Performance Summary (unaudited) -- Q3 2022 vs Q3 2021

	For the Quarter Ended		Percent
	09/30/2022	09/30/2021	Change
Per Share Data
Earnings per common share
Basic	$1.11	$0.93	19.4%
Diluted	$1.11	$0.92	20.7%

Cash dividends per common share	$0.20	$0.18	11.1%
Common stock dividend payout ratio	17.7%	19.1%	-7.3%

Average common shares outstanding
Basic	12,766,473	12,964,575	-1.5%
Diluted	12,835,670	13,018,672	-1.4%

Common shares outstanding at period end	12,774,645	12,976,693	-1.6%

Performance Ratios
Return on average equity	17.05%	15.30%	11.4%
Return on average tangible equity (C)	21.33%	19.51%	9.3%
Return on average tangible common equity (D)	22.20%	20.34%	9.1%
Return on average assets	1.51%	1.42%	6.3%
Net interest margin (A)	3.84%	3.47%	10.7%
Efficiency ratio (B)	47.95%	49.52%	-3.2%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income + Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income applicable to common shares + Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary (unaudited) -- 2022 vs 2021

	For the Nine Months Ended		Percent
Dollars in thousands	09/30/2022	09/30/2021	Change
Statements of Income
Interest income
Loans, including fees	$101,774	$83,651	21.7%
Securities	8,871	6,707	32.3%
Other	262	240	9.2%
Total interest income	110,907	90,598	22.4%
Interest expense
Deposits	10,489	6,464	62.3%
Borrowings	5,785	3,035	90.6%
Total interest expense	16,274	9,499	71.3%

Net interest income	94,633	81,099	16.7%
Provision for credit losses	5,450	2,500	118.0%
Net interest income after provision for credit losses	89,183	78,599	13.5%

Noninterest income
Trust and wealth management fees	2,228	2,039	9.3%
Mortgage origination revenue	1,194	2,638	-54.7%
Service charges on deposit accounts	4,625	3,530	31.0%
Bank card revenue	4,748	4,369	8.7%
(Losses) on equity investments	(14)	—	n/a
Realized gains/(losses) on debt securities, net	(684)	534	-228.1%
Bank owned life insurance and annuity income	843	733	15.0%
Other income	348	413	-15.7%
Total noninterest income	13,288	14,256	-6.8%
Noninterest expense
Salaries and employee benefits	29,920	25,410	17.7%
Net occupancy expense	3,801	3,559	6.8%
Equipment expense	5,484	5,088	7.8%
Professional fees	1,242	1,140	8.9%
Advertising and public relations	613	482	27.2%
Amortization of intangibles	1,088	1,176	-7.5%
FDIC premiums	872	1,119	-22.1%
Bank card expense	2,249	1,964	14.5%
Foreclosed properties expense, net of (gains)/losses	77	1,342	-94.3%
Acquisition-related expenses	33	1,167	-97.2%
Other expenses	8,651	8,365	3.4%
Total noninterest expense	54,030	50,812	6.3%
Income before income taxes	48,441	42,043	15.2%
Income tax expense	10,311	8,886	16.0%
Net income	38,130	33,157	15.0%
Preferred stock dividends	675	364	85.4%

Net income applicable to common shares	$37,455	$32,793	14.2%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary (unaudited) -- 2022 vs 2021

	For the Nine Months Ended		Percent
	09/30/2022	09/30/2021	Change
Per Share Data
Earnings per common share
Basic	$2.94	$2.53	16.2%
Diluted	$2.92	$2.52	15.9%

Cash dividends per common share	$0.56	$0.52	7.7%
Common stock dividend payout ratio	18.7%	20.4%	-8.3%

Average common shares outstanding
Basic	12,755,576	12,953,053	-1.5%
Diluted	12,815,365	13,011,526	-1.5%

Common shares outstanding at period end	12,774,645	12,976,693	-1.6%

Performance Ratios
Return on average equity	15.26%	14.51%	5.2%
Return on average tangible equity (C)	19.23%	18.35%	4.8%
Return on average tangible common equity (D)	20.00%	18.83%	6.2%
Return on average assets	1.37%	1.34%	2.2%
Net interest margin (A)	3.71%	3.56%	4.2%
Efficiency ratio (B)	48.25%	49.54%	-2.6%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income + Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income applicable to common shares + Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
Dollars in thousands	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Statements of Income
Interest income
Loans, including fees	$38,784	$32,766	$30,224	$28,979	$28,416
Securities	3,497	2,752	2,623	2,763	2,348
Other	170	45	46	75	118
Total interest income	42,451	35,563	32,893	31,817	30,882
Interest expense
Deposits	6,140	2,622	1,727	1,718	1,832
Borrowings	2,198	1,976	1,612	1,267	1,013
Total interest expense	8,338	4,598	3,339	2,985	2,845

Net interest income	34,113	30,965	29,554	28,832	28,037
Provision for credit losses	1,500	2,000	1,950	1,500	—
Net interest income after provision for credit losses	32,613	28,965	27,604	27,332	28,037

Noninterest income
Trust and wealth management fees	725	745	757	847	718
Mortgage origination revenue	538	317	339	1,361	742
Service charges on deposit accounts	1,550	1,674	1,401	1,501	1,338
Bank card revenue	1,639	1,618	1,491	1,528	1,509
Gains/(losses) on equity investments	283	(669)	372	202	—
Realized (losses) on debt securities, net	(242)	(289)	(152)	(109)	(68)
Bank owned life insurance and annuity income	229	331	283	293	160
Other income	165	129	54	330	168
Total noninterest income	4,887	3,856	4,545	5,953	4,567
Noninterest expense
Salaries and employee benefits	10,189	10,030	9,700	8,977	8,745
Net occupancy expense	1,301	1,258	1,242	1,265	1,254
Equipment expense	1,851	1,791	1,843	1,902	1,908
Professional fees	372	507	362	438	374
Advertising and public relations	276	165	172	216	254
Amortization of intangibles	354	355	378	387	390
FDIC premiums	292	190	390	330	354
Bank card expense	726	810	714	703	705
Foreclosed properties expense, net of (gains)/losses	26	141	(90)	403	370
Acquisition-related expenses	—	4	29	57	273
Other expenses	3,834	2,358	2,459	3,250	2,716
Total noninterest expense	19,221	17,609	17,199	17,928	17,343
Income before income taxes	18,279	15,212	14,950	15,357	15,261
Income tax expense	3,856	3,198	3,257	2,777	3,023
Net income	14,423	12,014	11,693	12,580	12,238
Preferred stock dividends	225	225	225	225	225

Net income applicable to common shares	$14,198	$11,789	$11,468	$12,355	$12,013

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Per Share Data
Earnings per common share
Basic	$1.11	$0.92	$0.90	$0.96	$0.93
Diluted	$1.11	$0.92	$0.90	$0.95	$0.92

Cash dividends per common share	$0.20	$0.18	$0.18	$0.18	$0.18
Common stock dividend payout ratio	17.7%	19.1%	19.7%	18.5%	19.1%

Average common shares outstanding
Basic	12,766,473	12,754,724	12,745,297	12,916,555	12,964,575
Diluted	12,835,670	12,810,174	12,801,903	12,976,181	13,018,672

Common shares outstanding at period end	12,774,645	12,763,422	12,753,094	12,743,125	12,976,693

Performance Ratios
Return on average equity	17.05%	14.48%	14.20%	15.48%	15.30%
Return on average tangible equity (C)	21.33%	18.28%	18.02%	19.72%	19.51%
Return on average tangible common equity (D)	22.20%	19.00%	18.74%	20.55%	20.34%
Return on average assets	1.51%	1.30%	1.30%	1.42%	1.42%
Net interest margin (A)	3.84%	3.66%	3.61%	3.49%	3.47%
Efficiency ratio (B)	47.95%	47.45%	49.44%	48.85%	49.52%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Return on average tangible equity = (Net income + Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Return on average tangible common equity = (Net income applicable to common shares + Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021

Assets
Cash and due from banks	$16,141	$17,921	$18,404	$21,006	$21,247
Interest bearing deposits other banks	29,510	31,680	42,853	57,452	189,862
Debt securities, available for sale	383,965	368,049	374,855	401,103	424,741
Debt securities, held to maturity	96,640	97,116	97,589	98,060	98,528
Equity investments	20,314	19,905	20,574	20,202	—
Other investments	18,105	18,329	10,974	11,304	10,649
Loans, net	3,038,377	2,941,813	2,817,998	2,729,093	2,521,704
Property held for sale	5,193	5,319	6,900	9,858	12,450
Premises and equipment, net	54,628	55,034	55,713	56,371	56,818
Goodwill and other intangible assets	62,502	62,856	63,212	63,590	63,977
Cash surrender value of life insurance policies and annuities	71,216	71,073	70,825	60,613	60,241
Derivative financial instruments	42,179	31,452	24,455	11,187	10,380
Other assets	48,529	42,252	39,339	36,880	38,354
Total assets	$3,887,299	$3,762,799	$3,643,691	$3,576,719	$3,508,951

Liabilities and Shareholders' Equity
Deposits	$3,108,072	$2,975,304	$3,008,063	$2,943,089	$2,955,940
Short-term borrowings	273,148	291,447	140,146	140,146	140,146
Long-term borrowings and subordinated debentures, net	123,427	123,311	123,260	123,159	49,739
Other liabilities	40,978	38,846	41,756	42,852	39,837
Preferred stock and related surplus	14,920	14,920	14,920	14,920	14,920
Common stock and related surplus	90,345	90,008	89,675	89,301	95,577
Retained earnings	248,084	236,438	226,944	217,770	207,704
Accumulated other comprehensive income (loss)	(11,675)	(7,475)	(1,073)	5,482	5,088
Total liabilities and shareholders' equity	$3,887,299	$3,762,799	$3,643,691	$3,576,719	$3,508,951

Book value per common share	$25.58	$24.99	$24.74	$24.53	$23.76
Tangible book value per common share (A)	$20.69	$20.07	$19.79	$19.54	$18.83
Tangible common equity to tangible assets (B)	6.9%	6.9%	7.0%	7.1%	7.1%

NOTES

(A) - Tangible book value per share = (Common stock and related surplus plus Retained earnings plus Accumulated other comprehensive income/loss - Intangible assets) / Common shares outstanding.

(B) - Tangible common equity to tangible assets = (Common stock and related surplus plus Retained earnings plus Accumulated other comprehensive income/loss - Intangible assets) / (Total assets - Intangible assets).

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (unaudited)

	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Summit Financial Group, Inc.
CET1 Risk-based Capital	8.2%	8.2%	8.3%	8.4%	9.0%
Tier 1 Risk-based Capital	9.2%	9.2%	9.3%	9.5%	10.2%
Total Risk Based Capital	13.1%	13.3%	13.5%	13.8%	12.1%
Tier 1 Leverage	8.4%	8.4%	8.4%	8.3%	8.4%

Summit Community Bank, Inc.
CET1 Risk-based Capital	11.3%	11.4%	11.6%	11.9%	11.2%
Tier 1 Risk-based Capital	11.3%	11.4%	11.6%	11.9%	11.2%
Total Risk Based Capital	12.2%	12.4%	12.5%	12.8%	12.1%
Tier 1 Leverage	10.3%	10.4%	10.5%	10.4%	9.2%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition (unaudited)

Dollars in thousands	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021

Commercial	$512,771	$455,202	$447,482	$365,301	$317,855
Mortgage warehouse lines	194,740	171,399	164,895	227,869	161,628
Commercial real estate
Owner occupied	473,298	502,152	491,059	484,708	439,202
Non-owner occupied	960,627	963,646	910,174	866,031	835,071
Construction and development
Land and development	104,437	106,840	103,203	100,805	99,718
Construction	248,564	211,955	171,383	146,038	127,432
Residential real estate
Conventional	382,203	377,980	375,240	384,794	394,889
Jumbo	87,449	79,803	81,443	79,108	71,977
Home equity	72,756	71,136	70,770	72,112	71,496
Consumer	35,116	33,816	32,095	31,923	32,284
Other	3,166	2,947	2,877	2,702	2,558
Total loans, net of unearned fees	3,075,127	2,976,876	2,850,621	2,761,391	2,554,110
Less allowance for loan credit losses	36,750	35,063	32,623	32,298	32,406
Loans, net	$3,038,377	$2,941,813	$2,817,998	$2,729,093	$2,521,704

Unfunded loan commitments	$889,854	$876,157	$840,705	$688,493	$627,461

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition (unaudited)

Dollars in thousands	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Core deposits
Non interest bearing checking	$619,067	$600,791	$629,002	$568,986	$575,542
Interest bearing checking	1,475,643	1,238,368	1,134,964	1,127,298	1,121,028
Savings	582,922	645,099	702,069	698,156	693,686
Time deposits	338,668	386,562	427,076	451,713	467,024
Total core deposits	3,016,300	2,870,820	2,893,111	2,846,153	2,857,280

Brokered deposits	32,778	32,767	32,755	14,677	14,671
Other non-core time deposits	58,994	71,717	82,197	82,259	83,989
Total deposits	$3,108,072	$2,975,304	$3,008,063	$2,943,089	$2,955,940

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information (unaudited)

	For the Quarter Ended
Dollars in thousands	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021

Gross loan charge-offs	$265	$306	$618	$282	$528
Gross loan recoveries	(257)	(147)	(109)	(89)	(158)
Net loan charge-offs	$8	$159	$509	$193	$370

Net loan charge-offs to average loans (annualized)	0.00%	0.02%	0.07%	0.03%	0.06%

Allowance for loan credit losses	$36,750	$35,063	$32,623	$32,298	$32,406
Allowance for loan credit losses as a percentage of period end loans	1.19%	1.18%	1.14%	1.17%	1.27%
Allowance for credit losses on unfunded loan commitments ("ULC'")	$7,597	$7,792	$8,392	$7,275	$5,860
Allowance for credit losses on ULC as a percentage of period end ULC	0.85%	0.89%	1.00%	1.06%	0.93%

Nonperforming assets:
Nonperforming loans
Commercial	$347	$345	$433	$740	$459
Commercial real estate	1,860	2,703	4,765	4,603	4,643
Residential construction and development	902	1,053	968	1,560	448
Residential real estate	6,083	6,799	5,549	5,772	5,514
Consumer	8	37	20	21	48
Total nonperforming loans	9,200	10,937	11,735	12,696	11,112
Foreclosed properties
Commercial real estate	297	440	1,251	1,389	2,192
Commercial construction and development	2,332	2,332	2,332	2,332	2,925
Residential construction and development	2,293	2,293	3,018	5,561	6,712
Residential real estate	271	254	299	576	621
Total foreclosed properties	5,193	5,319	6,900	9,858	12,450
Other repossessed assets	—	—	—	—	—
Total nonperforming assets	$14,393	$16,256	$18,635	$22,554	$23,562

Nonperforming loans to period end loans	0.30%	0.37%	0.41%	0.46%	0.44%
Nonperforming assets to period end assets	0.37%	0.43%	0.51%	0.63%	0.67%

Troubled debt restructurings
Performing	$18,206	$18,657	$18,971	$18,887	$20,535
Nonperforming	1,920	2,236	1,822	2,039	1,141
Total troubled debt restructurings	$20,126	$20,893	$20,793	$20,926	$21,676

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Loans Past Due 30-89 Days (unaudited)

Dollars in thousands	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021

Commercial	$1,329	$989	$388	$751	$304
Commercial real estate	1,550	4,084	1,446	683	281
Construction and development	236	821	645	45	1,215
Residential real estate	2,824	3,452	3,407	3,552	2,643
Consumer	216	196	69	190	193
Other	4	14	28	22	1
Total	$6,159	$9,556	$5,983	$5,243	$4,637

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Average Balance Sheet, Interest Earnings & Expenses and Average Rates

Q3 2022 vs Q2 2022 vs Q3 2021 (unaudited)

	Q3 2022			Q2 2022			Q3 2021
	Average	Earnings/	Yield/	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$3,018,219	$38,741	5.09%	$2,902,370	$32.721	4.52%	$2,495,880	$28,340	4.50%
Tax-exempt (2)	4,834	54	4.43%	5,127	57	4.46%	7,871	96	4.84%
Securities
Taxable	283,645	2,273	3.18%	297,701	1,765	2.38%	315,082	1,432	1.80%
Tax-exempt (2)	203,951	1,549	3.01%	178,043	1,249	2.81%	166,285	1,159	2.77%
Interest bearing deposits other banks and Federal funds sold	49,048	170	1.38%	37,757	45	0.48%	248,315	118	0.19%
Total interest earning assets	3,559,697	42,787	4.77%	3,420,998	35,837	4.20%	3,233,433	31,145	3.82%

Noninterest earning assets
Cash & due from banks	17,455			16,351			20,077
Premises & equipment	54,976			55,449			55,908
Intangible assets	62,705			63,058			62,944
Other assets	171,409			165,788			113,031
Allowance for credit losses	(35,381)			(33,232)			(33,911)
Total assets	$3,830,861			$3,688,412			$3,451,482

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing demand deposits	$1,454,815	$4,276	1.17%	$1,189,324	$1,274	0.43%	$1,092,392	$325	0.12%
Savings deposits	611,075	1,243	0.81%	672,353	689	0.41%	691,411	602	0.35%
Time deposits	461,134	621	0.53%	517,360	659	0.51%	571,445	905	0.63%
Short-term borrowings	191,421	850	1.76%	207,227	696	1.35%	140,146	470	1.33%
Long-term borrowings and subordinated debentures	123,368	1,348	4.34%	123,263	1,280	4.17%	49,724	543	4.33%
Total interest bearing liabilities	2,841,813	8,338	1.16%	2,709,527	4,598	0.68%	2,545,118	2,845	0.44%

Noninterest bearing liabilities
Demand deposits	609,424			605,724			547,627
Other liabilities	41,339			41,307			38,789
Total liabilities	3,492,576			3,356,558			3,131,534

Shareholders' equity - preferred	14,920			14,920			14,920
Shareholders' equity - common	323,365			316,934			305,028
Total liabilities and shareholders' equity	$3,830,861			$3,688,412			$3,451,482

NET INTEREST EARNINGS		$34,449			$31,239			$28,300

NET INTEREST MARGIN			3.84%			3.66%			3.47%
(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for all periods presented. The tax equivalent adjustment resulted in an increase in interest income of $336,000, $274,000 and $263,000 for Q3 2022, Q2 2022 and Q3 2021, respectively.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2022 vs YTD 2021 (unaudited)

	YTD 2022			YTD 2021
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$2,898,380	$101,640	4.69%	$2,436,295	$83,352	4.57%
Tax-exempt (2)	5,108	170	4.45%	10,622	377	4.75%
Securities
Taxable	300,371	5,695	2.53%	288,999	4,079	1.89%
Tax-exempt (2)	187,575	4,021	2.87%	153,035	3,328	2.91%
Interest bearing deposits other banks and Federal funds sold	53,142	262	0.66%	190,154	240	0.17%
Total interest earning assets	3,444,576	111,788	4.34%	3,079,105	91,376	3.97%

Noninterest earning assets
Cash & due from banks	17,671			19,093
Premises & equipment	55,486			54,154
Intangible assets	63,061			57,343
Other assets	159,912			113,525
Allowance for loan losses	(33,705)			(33,765)
Total assets	$3,707,001			$3,289,455

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing demand deposits	$1,260,907	$6,015	0.64%	$1,016,569	$1,090	0.14%
Savings deposits	660,855	2,505	0.51%	666,642	1,881	0.38%
Time deposits	506,654	1,969	0.52%	572,547	3,493	0.82%
Short-term borrowings	179,813	1,918	1.43%	140,146	1,403	1.34%
Long-term borrowings and subordinated debentures	123,279	3,867	4.19%	49,694	1,632	4.39%
Total interest bearing liabilities	2,731,508	16,274	0.80%	2,445,598	9,499	0.52%

Noninterest bearing liabilities
Demand deposits	600,766			501,309
Other liabilities	41,541			37,856
Total liabilities	3,373,815			2,984,763

Shareholders' equity - preferred	14,920			8,780
Shareholders' equity - common	318,266			295,912
Total liabilities and shareholders' equity	$3,707,001			$3,289,455

NET INTEREST EARNINGS		$95,514			$81,877

NET INTEREST MARGIN			3.71%			3.56%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21%. The tax equivalent adjustment resulted in an increase in interest income of $881,000 and $778,000 for the YTD 2022 and YTD 2021, respectively.